POWER OF ATTORNEY




         The undersigned hereby constitute and appoint Elizabeth Bachman,  Marie
E. Connolly, Richard W. Ingram and John E. Pelletier, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for The Dreyfus/Laurel Funds Trust (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



/s/ Ruth Marie Adams                        /s/ Kenneth A. Himmel
--------------------                        ---------------------
Ruth Marie Adams                            Kenneth A. Himmel


/s/ Francis P. Brennan                      /s/ Arch S. Jeffery
----------------------                      -------------------
Francis P. Brennan                          Arch S. Jeffery


/s/ Joseph S. DiMartino                     /s/ Stephen J. Lockwood
-----------------------                     -----------------------
Joseph S. DiMartino                         Stephen J. Lockwood


/s/ James M. Fitzgibbons                    /s/ Robert D. McBride
------------------------                    ---------------------
James M. Fitzgibbons                        Robert D. McBride


/s/ J. Tomlinson Fort                       /s/ John J. Sciullo
---------------------                       -------------------
J. Tomlinson Fort                           John J. Sciullo


/s/ Arthur L. Goeschel                      /s/ Roslyn M. Watson
----------------------                      --------------------
Arthur L. Goeschel                          Roslyn M. Watson


Dated:   July 31, 1996